Exhibit 99.1

For release: March 5, 2009, 6:00 a.m. EST	Contact: Mark J. Rittenbaum
Greenbrier jobs and backlog hinge on GE discussions
     Lake Oswego, Oregon, March 5 , 2009 — The Greenbrier Companies (NYSE: GBX) disclosed today it is in discussions with General Electric Railcar Services Corporation (“GE”) concerning potential modifications to a long-term contract for GE’s purchase of 11,900 newly built tank and covered hopper cars over an eight-year period. GE has advised the Company it desires to substantially reduce, delay or otherwise cancel railcar deliveries under the contract. Greenbrier believes the contract contains adequate protection in the event of an attempted cancellation or renegotiation of railcar deliveries.
     The 11,900 railcars under the contract represent about 75% of the Company’s current new railcar manufacturing backlog.
     Deliveries of railcars to GE commenced in December 2008, after substantial capital investment and design and engineering resources devoted by Greenbrier over the last 15 months, based on the contract with GE. Approximately 500 railcars under the contract are currently scheduled for delivery in fiscal 2009, with the balance to be delivered over the next seven fiscal years.
     In February, Greenbrier announced reductions in workforce, plans to consolidate new railcar manufacturing production in North America, and other cost-cutting measures, due to current macroeconomic conditions and softness in the freight car supply market. Significant reductions in management compensation and across the board wage reductions were implemented, in order to reduce the number of layoffs. Greenbrier will continue to operate its flagship Gunderson manufacturing facility in Portland, Oregon, which has a strong marine backlog and provides design, purchasing and engineering resources to all Greenbrier plant locations. The previously announced layoffs could affect up to about 1,000 workers, or nearly 20% of the Company’s total workforce. Additional significant reductions in work force and cost cutting measures will be necessary if production under the GE contract is substantially modified.
     Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. The Company builds new railroad freight cars for the North American marketplace from three manufacturing facilities and marine barges at its Portland, Oregon facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 38 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through its operations in Poland. Greenbrier owns approximately 9,000 railcars, and performs management services for approximately 137,000 railcars.

     “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel price fluctuations and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” on page 11 of Part I , Item 1a and “Forward Looking Statements” on page 3 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2008. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.